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                                                                    Exhibit 3.66

                                     BY-LAWS

                                       OF

                           PJC OF MASSACHUSETTS, INC.

                           ARTICLE I.: IDENTIFICATION

               SECTION 1. NAME. The name of the Corporation is PJC of Massachusetts, Inc. (the "Corporation").

               SECTION 2. SEAL. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

               SECTION 3. OFFICES. The principal office of the Corporation shall be located in the City of West Springfield, Massachusetts. The Corporation may also have other offices at such other places, either within or without the Commonwealth of Massachusetts, as the Board may determine or as the activities of the Corporation may require.

                      ARTICLE II.: MEETINGS OF STOCKHOLDERS

               SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation at 99 Westfield Street, West Springfield, Massachusetts, or at such other place, either within or without the Commonwealth of Massachusetts, as may be fixed by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

               SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the president, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date as shall be fixed by the Board of Directors.

               SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, other than those regulated by statute or by the articles of incorporation, may be called by Board of Directors or by such other persons as may be authorized by law.

               SECTION 4. NOTICE. Written notice of each meeting of stockholders, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than seven days prior to each meeting, by leaving such notice with

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him personally or by transmitting such notice with confirmed delivery
(including, by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation, by or at the direction of the president, the secretary, or the officer or persons calling the meeting.

               SECTION 5. WAIVER OF NOTICE. Notice of any stockholders meeting may be waived, in writing, by any stockholder, either before or after the time stated therein. If any stockholder entitled to vote is present at a stockholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice, such stockholder shall be deemed to have waived notice of such meeting.

               SECTION 6. VOTING LIST. The Board of Directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for any such determination of stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

               SECTION 7. QUORUM AND REQUIRED VOTE. The holders of a majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders except as otherwise specially provided by the By-Laws, by the Articles of Organization or by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

               The affirmative vote, at a meeting of stockholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise specially provided by a By-Law, by the Articles of Organization or by law. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.

               SECTION 8. VOTING. Each holder of voting stock shall be entitled to vote in person or by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact, at each meeting, and he shall have one vote for each share of

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voting stock registered in his name. However, a proxy shall not be valid after eleven months from its date of execution, unless it specifies the length of time for which it shall continue in force or limits its use to a particular meeting not yet held.

               SECTION 9. ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of stockholders may be taken without a meeting, if consent in writing, setting forth such action, is signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III.: BOARD OF DIRECTORS

               The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Organization or by these By-Laws directed or required to be exercised or done by the stockholders.

               SECTION 1. NUMBER. The number of directors who will constitute the entire Board of Directors shall be not less than one (1) nor more than three
(3). Directors need not be residents of the Commonwealth of Massachusetts nor stockholders of the Corporation.

               SECTION 2. ELECTION. Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Thereafter, at each annual meeting of stockholders directors shall be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and qualified.

               SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board may from time to time determine, except that the first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all of the directors.

               SECTION 4. SPECIAL MEETINGS. Special meetings of the Board may be called by the president on at least two days' notice to each director, given either by mail, by telex, telegraph, cable or other form of recorded communication or orally, in person or by telephone. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

               SECTION 5. WAIVER OF NOTICE. Notice of any directors meeting may be waived, in writing, by any director, either before or after the time stated therein. If any director is present at a directors meeting and does not protest, prior to or at the

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commencement of the meeting, the lack of receipt of proper notice, such director shall be deemed to have waived notice of such meeting.

               SECTION 6. QUORUM. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Articles of Organization of by these By-Laws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specially required by the By-Laws, by the Articles of Organization or by law. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting. A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, provided such equipment enables all directors at a meeting to hear one another.

               SECTION 5. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate two or more directors to constitute an executive committee or other committee and may appoint or provide for the appointment of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, as shall be provided in these By-Laws or in the resolution of the Board constituting the committee. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

               SECTION 6. ACTION WITHOUT A MEETING. If all of the directors or all members of a committee of the Board of Directors, as the case may be, severally or collectively, consent in writing to any action taken or to be taken by the Corporation, and the number of such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be.

               SECTION 7. RESIGNATION AND REMOVAL. Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the president or to the secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

               SECTION 8. VACANCIES. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the then remaining directors though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

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               SECTION 9.   COMPENSATION OF DIRECTORS. The Board of Directors,
by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

               SECTION 10. RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.

                              ARTICLE IV.: OFFICERS

               SECTION 1. ELECTION. The initial officers shall be elected by the incorporators and are set forth in the Articles of Organization. The officers of the Corporation shall be a president, a treasurer and a clerk. The president shall be chosen by the Board of Directors. The treasurer and the clerk shall be elected by the shareholders. The Board of Directors may choose one or more vice presidents and one or more assistant treasurers and assistant clerks. None of the officers need be a member of the Board nor stockholders of the Corporation. Thereafter, the Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers for the ensuing year. The officers of the Corporation shall hold office until their successors are chosen and shall qualify.

               SECTION 2. PRESIDENT. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall also perform such other dudes and exercise such other powers as the By-Laws may provide or the Board of Directors may assign.

               The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

               SECTION 3. VICE PRESIDENT. Vice presidents, when elected, shall have such powers and perform such duties as the president or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the president, or in case of his absence or inability to act, the vice president, so appointed, shall perform the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

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               SECTION 4.   CLERK. The clerk shall be a resident of the
Commonwealth of Massachusetts, provided however, he need not be such resident, if, and as long as, the Corporation shall appoint and maintain a resident agent for service of process within the Commonwealth. The clerk shall keep true and complete records of the proceedings of the meetings of the stockholders, the Board of Directors and any committees of directors and shall file any written consents of the stockholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the clerk to be custodian of the records and of the seal of the Corporation and he, or an assistant clerk, shall have authority to affix the seal to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant clerk. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The office of the clerk shall be deemed to be the office of the secretary of the Corporation whenever such office is required for any purpose; and, whenever the signature of the secretary of the Corporation is required on any instrument, or document, by the laws of the United States, or of any other state, or in any other manner whatsoever, the clerk shall have authority to affix his signature in such capacity. The clerk shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

               SECTION 5. ASSISTANT CLERK. If one shall be elected, the assistant clerk shall have such powers and perform such duties as the president, clerk or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the clerk, or in case of his absence or inability to act, the assistant clerk shall perform the duties of the clerk and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the clerk.

               SECTION 6. TREASURER. The treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall furnish to the president and the Board of Directors, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board of Directors may assign. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
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               SECTION 7.   ASSISTANT TREASURER. If one shall be elected, the
assistant treasurer shall have such powers and perform such duties as the president, treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer.

               SECTION 8. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               SECTION 9. TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

               SECTION 10. RESIGNATION AND REMOVAL. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board of Directors in care of the president or the secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

               SECTION 11. VACANCIES. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by the Board of Directors.

               SECTION 13. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                            ARTICLE V.: CAPITAL STOCK

               SECTION 1. CONSIDERATION AND PAYMENT. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, in (a) cash, securities or other property of any description, or any interest therein, (b) labor or services rendered to or for the benefit of the Corporation, or (c) shares, securities or other obligations of the Corporation actually surrendered, cancelled or reduced, provided such payment is not prohibited by law, the Articles of Organization or these By-Laws. No certificate shall be issued for any shares until such shares are fully paid.

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               SECTION 2.   CERTIFICATES REPRESENTING SHARES. Each holder of the
capital stock of the Corporation shall be entitled to a certificate signed by the president or a vice president and the treasurer or an assistant treasurer, and it may be sealed with the seal of the Corporation or a facsimile thereof. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures and legends as are required hereby.

               The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

               When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

               Any shares subject to any restriction on transfer shall have the restriction noted conspicuously on the certificate and shall also set forth on the face of back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

               SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

               SECTION 4. TRANSFER OF STOCK. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse

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claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Articles of Organization or a By-Law of the Corporation or by any contract or agreement to which the Corporation is a party.

               SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Massachusetts.

                       ARTICLE VI.: DIVIDENDS AND RESERVES

               SECTION 1. DIVIDENDS. Subject to any limitations or conditions contained in the Articles of Organization, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

               SECTION 2. RESERVES. Before payment of any dividend or making any distribution of profits, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                      ARTICLE VII.: SPECIAL CORPORATE ACTS

               Section VIII. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by such officer or officers or such other person or person as the Board of Directors may from time to time designate.

                            ARTICLE IX.: FISCAL YEAR

               SECTION 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

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                           ARTICLE X.: INDEMNIFICATION

               SECTION 1. The Corporation shall have the power to indemnify and reimburse stockholders, directors, officers, employees and agents as provided for in Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts, including any amendment to or substitutions for such Section which may be made from time to time.

                        ARTICLE XI.: AMENDMENT OF BY-LAWS

               SECTION 1. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of stockholders provided that notice of such amendment, repeal or adoption of new By-Laws be included in the notice of such meeting.